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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                         Date of Report: August 16, 2005
                        (date of earliest event reported)


                            Darden Restaurants, Inc.
             (Exact name of registrant as specified in its charter)


                         Commission File Number: 1-13666
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        Florida                                            59-3305930
(State or other jurisdiction of incorporation) (IRS Employer Identification No.)

                 5900 Lake Ellenor Drive, Orlando, Florida 32809
          (Address of principal executive offices, including zip code)


                                 (407) 245-4000
              (Registrant's telephone number, including area code)


                                 Not Applicable
          (Former name or former address, if changed since last report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications  pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ]  Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01     Entry into a Material Definitive Agreement.

On August 16, 2005, Darden Restaurants, Inc. ("we," "us" or the "Company") entered into a Credit Agreement dated as of August 16, 2005 (the "Credit
Agreement") with Bank of America, N.A. as syndication agent ("BOA"), SunTrust Bank as syndication agent ("SunTrust"), Wells Fargo Bank, National Association as documentation agent ("Wells Fargo"), Wachovia Bank, National Association as administrative agent ("Wachovia"), Comerica Bank ("Comerica"), Fifth Third Bank ("Fifth Third") and U.S. Bank National Association ("U.S. Bank") (collectively, the "Banks"), and related notes, forms of which are attached as exhibits to the Credit Agreement. The Credit Agreement supports our commercial paper program, and we also may use the proceeds from borrowings, if any, under the Credit Agreement for general corporate purposes. Advances under the Credit Agreement are unsecured. As of August 18, 2005, no borrowings were outstanding under the Credit Agreement. The Credit Agreement replaced our Prior Credit Agreement described below under Item 1.02.

Under the Credit Agreement, which is filed as Exhibit 10 to this Form 8-K, we can borrow up to $500 million from the Banks from time to time before the termination date of August 15, 2010. As part of this credit facility, we may request the issuance of up to $100 million in letters of credit. The borrowings and letters of credit obtained under the Credit Agreement may be denominated in U.S. dollars or other currencies approved by the Banks. The Credit Agreement allows us to borrow at interest rates that vary based on a spread over (i) LIBOR or (ii) a base rate that is the higher of the prime rate or one-half of one percent above the federal funds rate, at our option. The interest rate spread over LIBOR is determined by our debt rating. We may also request that loans be made at interest rates offered by one or more of the Banks, which may vary from the LIBOR or base rate. We are required to pay a facility fee on the average daily amount of loan commitments by the Banks, and the rate for such fee is determined by reference to our debt rating. The facility fee currently is 10.0 basis points per annum. The Credit Agreement contains covenants which are customary for similar credit arrangements, including covenants relating to financial reporting and notification, payment of indebtedness, taxes and other obligations, and compliance with applicable laws. There also are financial covenants that require us to maintain a ratio of consolidated total debt to consolidated total capitalization of less than 0.65 to 1.00, and that limit the amount of secured debt and debt owed by subsidiaries, subject to certain exceptions, to not more than 10% of our consolidated tangible net worth. The Credit Agreement does not, however, contain a prohibition on borrowing in the event of a "Material Adverse Effect", as defined in the Credit Agreement.

Certain of the Banks and their affiliates have provided, from time to time, and may continue to provide, investment banking, commercial banking, financial and other services to us, including letters of credit, depository and account processing services, for which we have paid and intend to pay customary fees. Each of the Banks was a party to our Prior Credit Agreement described below under Item 1.02. To hedge our exposure on particular securities, we have from time to time entered into transactions involving derivative instruments, such as swaps, with BOA, Wells Fargo and SunTrust. Wachovia serves as the transfer agent and registrar for our common stock, the sponsor and administrator of our Direct Advantage Investment Program and our central bank for cash concentration and electronic payments. Wachovia Bank of Georgia, N.A., an affiliate of Wachovia, is the lender under the ESOP loan agreement under which $26.0 million was outstanding as of May 29, 2005. SunTrust serves as custodian for the outstanding shares of treasury stock held by us and provides account processing services for several corporate banking accounts including accounts maintained to settle share repurchase transactions. Wells Fargo is the trustee under our indenture dated as of January 1, 1996 ("Indenture") pursuant to which we have debt securities outstanding, and has been appointed registrar and paying agent with respect to those outstanding debt securities. Banc of America Securities LLC, an affiliate of BOA; Wachovia Capital Markets, LLC, an affiliate of Wachovia; SunTrust Capital Markets, Inc., an affiliate of SunTrust; Wells Fargo Securities, LLC, an affiliate of Wells Fargo; Comerica Securities, Inc., an affiliate of Comerica; and Fifth Third Securities, Inc., an affiliate of Fifth Third, underwrote the sale of $300 million aggregate principal amount of our senior notes issued under the Indenture on August 12, 2005, and have underwritten from time to time in the past, and may in the future underwrite, the issuance of debt securities under the Indenture.

Item 1.02     Termination of a Material Definitive Agreement.

Upon execution of the Credit Agreement described under Item 1.01 above, effective August 16, 2005 we terminated our prior Credit Agreement dated as of October 17, 2003, as amended (the "Prior Credit Agreement"), by and

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between us and the Banks, CitiBank,  N.A. and Fleet National Bank (collectively, the "Prior Banks"). Under the Prior Credit Agreement, we could borrow from the Prior Banks up to $400 million from time to time before the termination date in October 2008. The Prior Credit Agreement allowed us to borrow at interest rates that varied based on a spread over (i) LIBOR or (ii) a base rate that is the higher of the prime rate or one-half of one percent above the federal funds rate, at our option. The interest rate spread over LIBOR was determined by our debt rating. The Prior Credit Agreement supported our commercial paper borrowing program. We were required to pay a facility fee of 12.5 basis points per annum on the average daily amount of loan commitments by the Prior Banks. The amount of interest and the annual facility fee were subject to change based on our maintenance of certain debt ratings and financial ratios, such as maximum debt to capital ratios. The Prior Credit Agreement contained covenants that were
customary  for  similar  credit  arrangements,   and  also  contained  financial
covenants that required us to maintain a ratio of consolidated total debt to consolidated total capitalization of less than 0.55 to 1.00, and a limitation of $25 million on the amount of priority debt, subject to certain exceptions. Advances under the Prior Credit Agreement were unsecured. We did not incur any early termination penalties in connection with the termination of the Prior Credit Agreement. A brief description of any material relationships between us and the Banks, other than in respect of the Prior Credit Agreement, is provided under Item 1.01 above.


Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As described above under Item 1.01 of this Form 8-K, on August 16, 2005, we entered into a $500 million unsecured revolving credit facility. As of August 18, 2005, no amounts have been borrowed under this facility.


Item 9.01     Financial Statements and Exhibits.

(c)  Exhibits.

     The following exhibit is being filed with this Current Report on Form 8-K:

     10 Credit Agreement dated as of August 16, 2005 with the certain banks listed therein, Bank of America, N.A. as syndication agent, SunTrust Bank as syndication agent, Wells Fargo Bank, National
               Association as documentation agent, and Wachovia Bank, National Association as administrative agent.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  DARDEN RESTAURANTS, INC.




                                  By: /s/ Paula J. Shives
                                      ------------------------------------------
                                      Paula J. Shives
                                      Senior Vice President and  General Counsel



Date:  August 16, 2005










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                                  EXHIBIT INDEX

Exhibit
Number                 Description
---------------     ------------------------------------------------------------

  10 Credit Agreement dated as of August 16, 2005 with the certain banks listed therein, Bank of America, N.A. as syndication agent, SunTrust Bank as syndication agent, Wells Fargo Bank, National Association as documentation agent, and Wachovia Bank, National Association as administrative agent.





















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